As filed with the Securities and Exchange Commission on June 3, 2011

File No. 333-165131

File No. 333-144124

File No. 333-116184

File No. 333-91358

File No. 333-87050

File No. 033-68506

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-165131

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-144124

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-116184

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-91358

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-87050

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 033-68506

UNDER

THE SECURITIES ACT OF 1933

WHITNEY HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Louisiana

(State or other jurisdiction of incorporation or organization)

72-6017893

(I.R.S. Employer Identification No.)

228 St. Charles Avenue New Orleans, Louisiana	70130
(Address of Principal Executive Offices)	(Zip Code)

Whitney National Bank Savings Plus Plan

Whitney Holding Corporation 2007 Long-Term Compensation Plan

Whitney Holding Corporation 2004 Long-Term Incentive Plan

Whitney Holding Corporation Directors’ Compensation Plan

Whitney Holding Corporation 2001 Directors’ Compensation Plan

Whitney Holding Corporation 1997 Long-Term Incentive Plan

(Full title of the plans)

Copy to:

Joseph S. Schwertz, Jr., Esq.	John B. Shannon, Esq.
Corporate Secretary	Alston & Bird LLP
Whitney Holding Corporation	One Atlantic Center
228 St. Charles Ave.	1201 West Peachtree Street, NW
New Orleans, LA 70130	Atlanta, Georgia 30309-3424
(504) 586-3596	(404) 881-7466
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting	☐

TERMINATION OF REGISTRATION

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (the “Registration Statements”), filed by Whitney Holding Corporation, a Louisiana corporation (the “Company”) with the Securities and Exchange Commission:

•	Registration No. 333-165131 filed on Form S-8 on March 1, 2010, which registered the offering of 900,000 shares of common stock, no par value;

•	Registration No. 333-144124 filed on Form S-8 on June 28, 2007, which registered the offering of 3,200,000 shares of common stock, no par value;

•	Registration No. 333-116184 filed on Form S-8 on June 4, 2004, which registered the offering of 2,709,388 shares of common stock, no par value;

•	Registration No. 333-91358 filed on Form S-8 on June 27, 2002, which registered the offering of 1,265,700 shares of common stock, no par value;

•	Registration No. 333-87050 filed on Form S-8 on April 26, 2002 which registered the offering of 2,030,000 shares of common stock, no par value; and

•	Registration No. 033-68506 filed on Form S-8 on September 8, 1993, which registered the offering of 500,000 shares of common stock, no par value.

On December 21, 2010, the Company entered into an Agreement and Plan of Merger with Hancock Holding Company, a Mississippi corporation (“Hancock”), pursuant to which the Company will merge with and into Hancock (the “Merger”), with Hancock continuing as the surviving corporation following the Merger.

In connection with the pending Merger, the offerings pursuant to the Registration Statements have been terminated. The Registrant hereby removes from registration any of the securities registered under the Registration Statements that remain unsold under the above listed Registration Statements as of the filing date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Orleans, state of Louisiana, on this 3rd day of June, 2011.

WHITNEY HOLDING CORPORATION

By:	/s/ John C. Hope, III
John C. Hope, III
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Hope, III	Chairman of the Board, Chief Executive Officer (Principal Executive Officer)	June 3, 2011
John C. Hope, III

/s/ Thomas L. Callicutt, Jr. Thomas L. Callicutt, Jr.	Senior Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 3, 2011

/s/ John M. Turner, Jr.	President and Director	June 3, 2011
John M. Turner, Jr.

/s/ A. R. Blossman, Jr.*	Director	June 3, 2011
A. R. Blossman, Jr.

/s/ Angus R. Cooper II*	Director	June 3, 2011
Angus R. Cooper II

/s/ Richard B. Crowell*	Director	June 3, 2011
Richard B. Crowell

/s/ Hardy B. Fowler*	Director	June 3, 2011
Hardy B. Fowler

Signature	Title	Date

/s/ Terence E. Hall*	Director	June 3, 2011
Terence E. Hall

/s/ William A. Hines*	Director	June 3, 2011
William A. Hines

/s/ Alfred S. Lippman*	Director	June 3, 2011
Alfred S. Lippman

/s/ Michael L. Lomax*	Director	June 3, 2011
Michael L. Lomax

/s/ R. King Milling*	Director	June 3, 2011
R. King Milling

/s/ Eric J. Nickelsen*	Director	June 3, 2011
Eric J. Nickelsen

/s/ Kathryn M. Sullivan*	Director	June 3, 2011
Kathryn M. Sullivan

/s/ Dean E. Taylor*	Director	June 3, 2011
Dean E. Taylor

/s/ Thomas D. Westfeldt*	Director	June 3, 2011
Thomas D. Westfeldt

*By: /s/ Thomas L. Callicutt, Jr.
Thomas L. Callicutt, Jr. Attorney-in-fact